UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2008

LATIN TELEVISION, INC.
(Exact name of registrant as specified in charter)

Nevada	0-50069	88-0427195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Airport Avenue, Suite 20, Santa Monica, CA	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 636-9224

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used herein, the terms, “we,” “us,” “our,” and the “Company” refers to Latin Television, Inc., a Nevada corporation and  its subsidiary, unless otherwise stated.

ITEM 1.01     Entry into a Material Definitive Agreement

On June 12, 2008, we entered into a Letter of Intent with Pure Play Music, Ltd., a United Kingdom domiciled entity (“Pure Play”).

Under the terms of the Letter of Intent and subject to normal customary qualifications and completion of satisfactory due diligence, we and Pure Play agreed to explore a contemplated acquisition of Pure Play (the “Acquisition”) wherein we would acquire all of the outstanding capital stock of Pure Play in exchange for the issuance of an aggregate of 30,600,000 shares of our Common Stock (the “Acquisition Shares”).  The structure of the Acquisition may be changed from a purchase of Pure Play’s capital stock to the purchase of certain assets of Pure Play. As scheduled, the closing for the Acquisition is currently set for June 30, 2008.

Further, we and Pure Play anticipate that if the Acquisition is closed, we would further the commitment received from Cohiba Partners wherein Cohiba has agreed to invest the sum of $1,500,000 (the “Contemplated Financing”) upon and subject to the closing of the Acquisition on the following schedule:

(1)	the sum of $250,000 after a trading plan has been approved and a planned reverse split of our Common Stock has been approved;

(2)	the sum of an additional $500,000 within 60 days thereafter;

(3)	the sum of an additional $500,000 within 120 days thereafter; and

(4)	the final sum of $250,000 within 165 days thereafter.

The terms and arrangements for the Contemplated Financing were not set forth in the Letter of Intent and the Contemplated Financing is subject to further negotiations with Cohiba, the completion of satisfactory due diligence by Cohiba, and compliance with state and federal securities laws to claim an exemption from state and federal qualification and registration requirements.  As envisioned, the Contemplated Financing will be undertaken in accordance with Sections 4(2) and 4(6) of the Securities Act of 1933 together with any additional exemptions that may be claimed under other Rules adopted by the Securities and Exchange Commission and applicable exemptions to state securities laws wherein the offering, solicitation, and sale of our securities will be undertaken.

We entered the Letter of Intent with a view to the business concerns that we have as we look to the future of our company and the efforts that we believe are needed to enhance shareholder value.

The Letter of Intent also requires that Pure Play continue its operations and business as currently conducted and to refrain from taking certain customary actions or entering into agreements involving the sale or disposition of its assets prior to the closing of the Acquisition or any actions which would reasonably diminish its assets, books, and records or result in debts or obligations in excess of $20,000 without our written approval.

The Letter of Intent also provides that each party is to assume and remain liable for all expenses incurred in connection with the Acquisition and all transactions contemplated thereby.  Further, each party agreed that neither had employed any finders or similar persons in connection with the Acquisition.  In the event of a dispute, the parties agreed that it would be resolved by arbitration in Santa Monica, California.

The Acquisition and the Contemplated Financing is entirely subject to satisfactory completion of due diligence and completion of negotiations by us and Pure Play. Further the Contemplated Financing is also subject to satisfactory completion of due diligence and completion of negotiations by Cohiba. We cannot assure you that satisfactory due diligence will be achieved and that the planned negotiations will be successful.  We fully appreciate the uncertainties and risks inherent in entering into these transactions and although we have limited financial and managerial resources, we remain committed to undertaking the efforts needed.

While our Board of Directors believes that the contemplated transaction with Pure Play and that with Cohiba offers a significant opportunity to our Company, we cannot assure you that the Acquisition will be completed or, if it is completed, that it will be completed on terms that are reasonable in light of our current circumstances. We are a small company with no material assets and minimal resources. Our Board of Directors has not set a record date for the planned reverse stock split but we anticipate that they will do so in the near future. For these and other reasons our future prospects are subject to continuing uncertainties and risks that are largely beyond our control.

ITEM  5.03  Amendments to Articles of Incorporation

On June 12, 2008, our Board of Directors and a majority of our stockholders approved the following amendments to our Articles of Incorporation and also approved the proposed reverse stock split of our Common Stock.  The resolutions that were adopted are as follows:

(A)
The Shareholders of this Company hereby approve a reverse split of one thousand (1,000) for one (1) reverse stock split the Company’s Common Stock so that, as effected, for each 1,000 shares held by each stockholder, the same shall be reduced via the reverse split so that, as effected, one (1) new share of the Company’s Common Stock shall be issued thereby with all amounts rounded up to the next whole share in every instance (the “Reverse Split”).  The record date for the Reverse Split has not yet been determined.

(B)	The Article numbered “I” of the Company’s Articles of Incorporation is to be amended so that, as amended, the name of the Company is to be Pure Play Music, Ltd.

(C)
The Article numbered “IV” of the Company’s Articles of Incorporation is to be amended so that, as amended, the Company is to have authorized Common Stock of 400,000,000 shares (par value $0.001) and authorized Preferred Stock of 10,000,000 shares (par value $0.001).  The Preferred Stock, as provided by the Amendment, may be issued in one or more series each with such rights and privileges as the Board of Directors may determine without further seeking the authorization or consent of the Company’s shareholders.

We are currently undertaking efforts to determine the record date for the Reverse Split and we are proceeding to complete the filing of the Amendment to our Articles of Incorporation.

Item 1a.  Factors that May Affect Future Results

  We have very limited assets and a very limited operating business and there can be no assurance that we will successfully complete due diligence and negotiations to complete the Acquisition or the Contemplated Financing. An investment into the Company or the purchase of our common stock should be considered appropriate only for those persons who can accept the total loss of their investment since the Company and our securities involve continuing and substantial risks that are not suitable or appropriate for investment purposes. Overall, these risks arise from factors over which we will have little or no control. Some adverse events may be more likely than others and the consequence of some adverse events may be greater than others.  No attempt has been made to rank risks in the order of their likelihood or potential harm. In addition to those general risks enumerated elsewhere, any purchaser of the Company's Common Stock should also consider the following factors.

1.  Minimal Assets, Business, Operations & Extraordinary Uncertainties.  While we believe that the Acquisition offers us a significant opportunity, there can be no assurance that we can successfully complete due diligence and negotiations or that the planned Acquisition and the Contemplated Acquisition will be completed.

2.  Action of the Stockholders; Name Change, Reverse Split, & Increase in Authorized Common.  On June 12, 2008, the holders of a majority of our outstanding Common Stock approved: (A) the change of the Company’s name to Pure Play Music, Inc.; (B) the reverse split of the Company’s Common Stock so that for every 1,000 pre-split shares held, one new post-split share would be issued; (C) the increase in our authorized Preferred Stock from zero shares to 10,000,000 shares with the right given to the Board of Directors to issue any or all of the Preferred Stock with such rights and privileges as the Board may determine. Further, the grant of the newly authorized Preferred Stock when combined with the reverse split of the outstanding common shares will (when the latter it is effectuated), allow the Company to issue many additional shares of its Common Stock and, in that event, the existing stockholders would incur significant additional dilution. Then and in the event we complete the Acquisition but before we include the effect of the Contemplated Financing, then our existing stockholders will clearly incur immediate and significant dilution and loss of their percentage ownership of the Company. Further the unissued but authorized Common Stock will, as result, be increased and our Articles of Incorporation gives the right to our Board of Directors to issue the additional shares without the necessity of obtaining stockholder approval. We are in the process of completing the steps necessary to effect the reverse split of our Common Stock which will be announced via the timing filing of the Form 8-K.

3. Current Financial Structure, Limited Equity, No Working Capital & Need for Additional Financing. Currently, we have no significant assets, business or operations.  We may be viewed as a mere “public shell.” There can be no assurance that we will complete the planned Acquisition, obtain any financing through the Contemplated Financing or through other means. There can be no assurance that we will obtain any new financing or, if we are successful, that we can obtain additional financing on reasonable terms in light of our current circumstances.

4.  Continuing Significant Uncertainties.  As a small company with limited resources, we remain subject to continuing uncertainties over which we have limited or no control.

FORWARD-LOOKING STATEMENTS

THIS FORM 8-K CONTAINS “FORWARD-LOOKING STATEMENTS.” FORWARD-LOOKING STATEMENTS ARE STATEMENTS CONCERNING PLANS, OBJECTIVES, GOALS, STRATEGIES, EXPECTATIONS, INTENTIONS, PROJECTIONS, DEVELOPMENTS, FUTURE EVENTS, OR PERFORMANCE, UNDERLYING (EXPRESSED OR IMPLIED) ASSUMPTIONS AND OTHER STATEMENTS THAT ARE OTHER THAN HISTORICAL FACTS. THESE FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS. NO ASSURANCES CAN BE GIVEN THAT SUCH PREDICTIONS WILL PROVE CORRECT. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. FORWARD-LOOKING STATEMENTS SHOULD BE READ IN LIGHT OF THE CAUTIONARY STATEMENTS AND RISKS THAT INCLUDE, BUT ARE NOT LIMITED TO, THE RISKS ASSOCIATED WITH A SMALL COMPANY, OUR LACK OF FINANCIAL RESOURCES, AND THE UNCERTAINTIES OF COMPETITIVE PRESSURES WE FACE. THESE OR OTHER RISKS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FUTURE RESULTS INDICATED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS. WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE SUCH STATEMENTS.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Latin Television, Inc.
Date: June 18, 2008	By:	/s/Derek Jones
Derek Jones, Chief Executive Officer and Chairman